AGREEMENT OF AMENDMENT NO. 1
Dated as of August 14, 2013
     Reference is made to (i) that certain Amended and Restated Revolving Credit and Security Agreement dated as of October 15, 2012 (as from time to time amended, supplemented, waived or modified, the “Credit Agreement”) among Invesco Senior Loan Fund (formerly Invesco Van Kampen Senior Loan Fund), a Delaware statutory trust (together with its permitted successors and assigns, the “Borrower”), CHARTA, LLC (“CHARTA”), CAFCO, LLC (“CAFCO”), CRC Funding, LLC (“CRC Funding”), and CIESCO, LLC (together with CHARTA, CAFCO, and CRC Funding, the “Conduit Lenders”), Citibank, N.A. (the “Secondary Lender”), State Street Bank and Trust Company (the “Direct Lender”) and Citibank, N.A., as program agent (together with its successors and assigns, the “Program Agent”), (ii) that certain Fee Letter dated as of August 24, 2009 (as from time to time amended, supplemented, waived or modified, the “Program Agent Fee Letter”) between the Program Agent and the Borrower, and (iii) that certain Fee Letter dated as of August 24, 2009 (as from time to time amended, supplemented, waived or modified, the “Direct Lender Fee Letter”, and together with the Program Agent Fee Letter, the “Fee Letters”) between the Direct Lender and the Borrower. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Credit Agreement or each Fee Letter, as the case may be.
     The parties hereto agree that, effective as of the date hereof, the definition of “Stated Expiration Date” set forth in Section 1.01 of the Credit Agreement shall be amended by replacing the date “August 14, 2013” set forth therein with the date “August 29, 2013”.
     The parties to the Program Agent Fee Letter agree that, notwithstanding the terms of paragraph 3(b) of the Program Agent Fee Letter, the Utilization Fee payable to the Program Agent pursuant to paragraph 3(b) of the Program Agent Fee Letter on the Utilization Fee Payment Date shall be an amount equal to 0.0667% of the Conduit Lender Related Commitment in effect on August 16, 2012. The parties to the Program Agent Fee Letter agree that such Utilization Fee shall be payable on or prior to the date hereof.
     The parties to the Direct Lender Fee Letter agree that, notwithstanding the terms of paragraph 3(b) of the Direct Lender Fee Letter, the Utilization Fee payable to the Direct Lender pursuant to paragraph 3(b) of the Direct Lender Fee Letter on the Utilization Fee Payment Date shall be an amount equal to 0.0667% of the Direct Lender Commitment in effect on August 16, 2012. The parties to the Direct Lender Fee Letter agree that such Utilization Fee shall be payable on or prior to the date hereof.
     The Borrower agrees to pay to the Direct Lender a non-refundable, fully-earned up-front fee (the “Direct Lender Up-Front Fee”) in the amount of $12,500.00. The Direct Lender Up-Front Fee shall be payable on the date hereof. The Borrower shall pay the Direct Lender Up-Front Fee to the Direct Lender by deposit into the Direct Lender’s Direct Lender’s Account, or such other account as the Direct Lender shall designate to the Borrower. For the avoidance of doubt, the failure of the Borrower to pay the Direct Lender Up-Front Fee in accordance with this paragraph shall constitute an Event of Default for all purposes of the Credit Agreement and the other Program Documents, and the Direct Lender may rely upon all rights and remedies in the Credit Agreement.

     The Borrower agrees to pay to the Program Agent a non-refundable, fully-earned up-front fee (the “Citi Up-Front Fee”) in the amount of $27,083.33. The Citi Up-Front Fee shall be payable on the date hereof. The Borrower shall pay the Citi Up-Front Fee to the Program Agent by deposit into the Program Agent’s Account, or such other account as the Program Agent shall designate to the Borrower. For the avoidance of doubt, the failure of the Borrower to pay the Citi Up-Front Fee in accordance with this paragraph shall constitute an Event of Default for all purposes of the Credit Agreement and the other Program Documents, and the Program Agent may rely upon all rights and remedies in the Credit Agreement.
     The Borrower represents and warrants to the Program Agent, the Conduit Lenders, the Secondary Lenders and the Direct Lender that immediately after giving effect to this Agreement of Amendment No. 1, (i) its representations and warranties set forth in the Credit Agreement are true and correct in all material respects, and (ii) no Default or Event of Default shall have occurred and be continuing.
     All references to the Credit Agreement and each Fee Letter on and after the date hereof shall be deemed to refer to the Credit Agreement or such Fee Letter as amended hereby, as the case may be, and the parties hereto agree that on and after the date hereof the Credit Agreement and each Fee Letter, as amended hereby, is in full force and effect.
     This Agreement of Amendment No. 1 may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.
     THIS AGREEMENT OF AMENDMENT NO. 1 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.

CITIBANK, N.A.,		CITIBANK, N.A.,
as Program Agent		as Secondary Lender

By:	/s/ John Siris	By:	/s/ John Siris

	Name: John Siris		Name: John Siris
	Title: Vice President		Title: Vice President

CHARTA, LLC,		CAFCO, LLC,
as Conduit Lender		as Conduit Lender

By:	Citibank, N.A., as	By:	Citibank, N.A., as
	Attorney-in-Fact		Attorney-in-Fact

By:	/s/ John Siris	By:	/s/ John Siris

	Name: John Siris		Name: John Siris
	Title: Vice President		Title: Vice President

CRC FUNDING, LLC,		CIESCO, LLC,
as Conduit Lender		as Conduit Lender

By:	Citibank, N.A., as	By:	Citibank, N.A., as
	Attorney-in-Fact		Attorney-in-Fact

By:	/s/ John Siris	By:	/s/ John Siris

	Name: John Siris		Name: John Siris
	Title: Vice President		Title: Vice President

STATE STREET BANK AND		INVESCO SENIOR LOAN FUND,
TRUST COMPANY,		as Borrower
as Direct Lender

By:	/s/ Janet B. Nolin	By:	/s/ John M. Zerr

	Name: Janet B. Nolin		Name: John M. Zerr
	Title: Vice President		Title: Senior Vice President